UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CALCASIEU REAL ESTATE & OIL CO., INC.

(Exact name of registrant as specified in its charter)

Louisiana	72-0144530
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

One Lakeside Plaza

Lake Charles, Louisiana, 70601

337-494-4256

(Address and telephone number of registrant’s principal executive offices)

Securities to be registered pursuant Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Common Stock, no par value per share	American Stock Exchange

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange  Act and is effective pursuant to General Instruction A.(c), check the following box.    ☑

If this form related to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

Common Stock, no par value

This Registration Statement relates to the Common Stock, no par value, of Calcasieu Real Estate & Oil Co., Inc. (the “Registrant”). Registrant is filing this Registration Statement to reflect that effective December 8, 2003, Registrant’s Common Stock (which has been trading on the Over-the-Counter Bulletin Board) will be listed on the American Stock Exchange. Reference is made to the information set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form 10

(File No. 0-996) as originally filed with the Securities and Exchange Commission on April 30, 1981.

Item 2. Exhibits

1	All exhibits required by the Instruction to Item 2 have been supplied to the American Stock Exchange and hereby are incorporated into this Form 8-A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calcasieu Real Estate & Oil Co., Inc.

Date: November 20, 2003	By:	/s/ Arthur Hollins, III

Arthur Hollins, III President and Chief Executive Officer